UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2008

CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (513) 784-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 30, 2008, Chiquita Brands International, Inc. issued a press release to report third quarter 2008 results and related matters. The text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit and the information set forth therein and herein are furnished to the Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

Item 2.05	Costs Associated With Exit or Disposal Activities.

On October 24, 2008, the Board of Directors of Chiquita Brands International, Inc., committed to a plan to relocate its European headquarters from Antwerp, Belgium to Rolle, Switzerland. The company believes that the relocation will optimize its long-term tax structure. The relocation has been under review with Belgian employees since April 2008, including negotiation of a social plan with affected employees of its primary Belgian subsidiaries in accordance with Belgian legal and labor requirements. The social plan, which has been approved by the company and its employees, defines the severance benefits for employees who are not eligible for relocation or who elect not to relocate. Under the social plan, affected employees will be required to continue providing service until specified termination dates to be eligible for one-time termination benefits. Approximately 100 employees in Antwerp are affected. The relocation will not affect employees in sales offices, ports and other field offices throughout Europe. The relocation is expected to begin in November 2008 and to conclude in 2009.

In connection with this relocation, the company expects to incur aggregate costs of approximately $15-25 million, including approximately $8-14 million of one-time termination benefits and $7-11 million of relocation, recruiting and other costs. All of these costs will result in future cash expenditures; one-time termination benefits will be expensed over the requisite service periods and paid when the employees have completed their required service, and the relocation, recruiting and other costs will be expensed and paid as incurred.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1  Press Release dated October 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2008	CHIQUITA BRANDS INTERNATIONAL, INC.

	By:	/s/ Brian D. Donnan
Brian D. Donnan
Vice President, Controller and Chief Accounting Officer